Exhibit 21.1

Subsidiaries of the Registrant

ADS Renewable Energy - Eagle Point, LLC

ADS Renewable Energy - Stones Throw, LLC

ADS Renewable Energy - Wolf Creek, LLC

ADS Solid Waste of NJ, Inc.

ADS Waste Holdings, Inc.

Advanced Disposal Recycling Services Atlanta, LLC

Advanced Disposal Recycling Services Gulf Coast, LLC

Advanced Disposal Recycling Services, LLC

Advanced Disposal Services Mobile Transfer Station, LLC

Advanced Disposal Services Alabama CATS, LLC

Advanced Disposal Services Alabama EATS, LLC

Advanced Disposal Services Alabama Holdings, LLC

Advanced Disposal Services Alabama, LLC

Advanced Disposal Services Arbor Hills Landfill, Inc.

Advanced Disposal Services Atlanta, LLC

Advanced Disposal Services Augusta, LLC

Advanced Disposal Services Biloxi MRF, LLC

Advanced Disposal Services Biloxi Transfer Station, LLC

Advanced Disposal Services Birmingham, Inc.

Advanced Disposal Services Blackfoot Landfill, Inc.

Advanced Disposal Services Blue Ridge Landfill, Inc.

Advanced Disposal Services Carolinas Holdings, LLC

Advanced Disposal Services Carolinas, LLC

Advanced Disposal Services Cedar Hill Landfill, Inc.

Advanced Disposal Services Central Florida, LLC

Advanced Disposal Services Chestnut Valley Landfill, Inc.

Advanced Disposal Services Cobb County Recycling Facility, LLC

Advanced Disposal Services Cobb County Transfer Station, LLC

Advanced Disposal Services Cranberry Creek Landfill, LLC

Advanced Disposal Services Cypress Acres Landfill, Inc.

Advanced Disposal Services Eagle Bluff Landfill, Inc.

Advanced Disposal Services East, Inc.

Advanced Disposal Services Emerald Park Landfill, LLC

Advanced Disposal Services Evergreen Landfill, Inc.

Advanced Disposal Services Georgia Holdings, LLC

Advanced Disposal Services Glacier Ridge Landfill, LLC

Advanced Disposal Services Grand Bahama Limited

Advanced Disposal Services Greentree Landfill, LLC

Advanced Disposal Services Gulf Coast, LLC

Advanced Disposal Services Gwinnett Transfer Station, LLC

Advanced Disposal Services Hancock County, LLC

Advanced Disposal Services Hickory Meadows Landfill, LLC

Advanced Disposal Services Hoosier Landfill, Inc.

Advanced Disposal Services Jackson, LLC

Advanced Disposal Services Jacksonville, LLC

Advanced Disposal Services Jones Road, LLC

Advanced Disposal Services Lancaster Landfill, LLC

Advanced Disposal Services Lehigh Valley, Inc.

Advanced Disposal Services Lithonia Transfer Station, LLC

Advanced Disposal Services Macon, LLC

Advanced Disposal Services Magnolia Ridge Landfill, LLC

Advanced Disposal Services Mallard Ridge Landfill, Inc.

Advanced Disposal Services Maple Hill Landfill, Inc.

Advanced Disposal Services Middle Georgia, LLC

Advanced Disposal Services Midwest, LLC

Advanced Disposal Services Milledgeville Transfer Station, LLC

Advanced Disposal Services Mississippi, LLC

Advanced Disposal Services Morehead Landfill, Inc.

Advanced Disposal Services National Accounts Holdings, Inc

Advanced Disposal Services National Accounts, Inc.

Advanced Disposal Services National Accounts, LLC

Advanced Disposal Services North Alabama Landfill, LLC

Advanced Disposal Services North Florida, LLC

Advanced Disposal Services North Georgia, LLC

Advanced Disposal Services Oak Ridge Landfill, Inc.

Advanced Disposal Services Orchard Hills Landfill, Inc.

Advanced Disposal Services Pasco County, LLC

Advanced Disposal Services Pecan Row Landfill, LLC

Advanced Disposal Services Pontiac Landfill, Inc.

Advanced Disposal Services Prattville C&D Landfill, LLC

Advanced Disposal Services Randolph County, LLC

Advanced Disposal Services Renewable Energy, LLC

Advanced Disposal Services Rogers Lake, LLC

Advanced Disposal Services Rolling Hills Landfill, Inc.

Advanced Disposal Services Selma Transfer Station, LLC

Advanced Disposal Services Seven Mile Creek Landfill, LLC

Advanced Disposal Services Shippensburg, LLC

Advanced Disposal Services Skippack, Inc.

Advanced Disposal Services Smyrna Transfer Station, LLC

Advanced Disposal Services Solid Waste Leasing Corp.

Advanced Disposal Services Solid Waste Midwest, LLC

Advanced Disposal Services Solid Waste of PA, Inc.

Advanced Disposal Services Solid Waste Southeast, Inc

Advanced Disposal Services Somerset, Inc.

Advanced Disposal Services South Carolina, LLC

Advanced Disposal Services South, Inc.

Advanced Disposal Services Star Ridge Landfill, Inc.

Advanced Disposal Services Stateline, LLC

Advanced Disposal Services Sumner Landfill, Inc.

Advanced Disposal Services Taylor County Landfill, LLC

Advanced Disposal Services Tennessee Holdings, Inc.

Advanced Disposal Services Tennessee, LLC

Advanced Disposal Services Valley Meadows Landfill, LLC

Advanced Disposal Services Valley View Landfill, Inc.

Advanced Disposal Services Vasko Rubbish Removal, Inc.

Advanced Disposal Services Vasko Solid Waste, Inc.

Advanced Disposal Services Wayne County Landfill, Inc.

Advanced Disposal Services Zion Landfill, Inc.

Arrow Disposal Service, LLC

Baton Rouge Renewable Energy LLC

Burlington Transfer Station, Inc.

Cartersville Transfer Station, LLC

Caruthers Mill C&D Landfill, LLC

Champion Transfer Station, Inc.

Coastal Recyclers Landfill, LLC

Community Refuse Service, Inc.

Community Refuse Service, LLC

Diller Transfer Station

Doraville Transfer Station, LLC

Eagle Point Landfill, LLC

Eastern Trans-Waste of Maryland, Inc.

Eco-Safe Systems, LLC

Firetower Landfill, LLC

Hall County Transfer Station, LLC

Harmony Landfill, LP

Highstar Galante, Inc.

Highstar Royal Oaks I, Inc.

Highstar Royal Oaks II, Inc.

Highstar Waste Acquisition Corp.

Hinkle Transfer Station, Inc.

HWStar Holdings Corp.

IWStar Waste Holdings Corp.

Jones Road Landfill and Recycling, Ltd

Land and Gas Reclamation, Inc.

Landsouth, Inc.

Middleton, LLC

Moretown Landfill, Inc.

Mostoller Landfill, Inc.

Mostoller Landfill, LLC

MWStar Waste Holdings Corp.

Nassau County Landfill, LLC

NEWS MA Holdings, Inc.

NEWS Mid-Atlantic Holdings, Inc.

NEWS North East Holdings, Inc.

NEWS PA Holdings, Inc.

NEWStar Waste Holdings Corp.

North East Waste Services, Inc.

North East Waste Transport, Inc.

Old Kings Road Solid Waste, LLC

Old Kings Road, LLC

Oxford Transfer Station, LLC

Parker Sanitation II, Inc.

Pasco Lakes Inc.

PDC Disposal Co., Inc.

Sanitation Services Company Limited

Site Services, LLC

Somerset Hauling, Inc.

South Hadley Landfill, LLC

South Suburban, LLC

SSI Southland Holdings, Inc.

St. Johnsbury Transfer Station, Inc.

Stone’s Throw Landfill, LLC

Summit, Inc.

Superior Waste Services of New York City, Inc.

Tallassee Waste Disposal Center, Inc.

Trestle Park Carting, Inc.

Trestle Transport, Inc.

Turkey Trot Landfill, LLC

Urban Sanitation Limited

Vermont Hauling, Inc.

Waitsfield Transfer Station, Inc.

WBLF Acquisition Company, LLC

Welcome All Transfer Station, LLC

Western Maryland Waste Systems, LLC

Wolf Creek Landfill, LLC

WSI Medical Waste Systems, Inc.

WSI of New York, Inc.

WSI Sandy Run Landfill, Inc.

WSI Sandy Run Landfill, LLC

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